Exhibit 13(a)

                        CONSENT OF DELOITTE & TOUCHE LLP

                              Deloitte & Touche LLP
                           Two World Financial Center
                          New York, New York 10281-1414
                            Telephone: (212) 436-2000
                            Facsimile: (212) 436-5000



INDEPENDENT AUDITORS' CONSENT



      We consent to the use in this Post-Effective Amendment No. 29 to Registration Statement No. 33-480 and Amendment No. 35 to Registration Statement No. 811-4415 of College Retirement Equities Fund ("CREF") on Form N-3 of our reports dated February 6, 1997 relating to the financial statements of the Stock, Money Market, Bond Market, Social Choice, Global Equities, Growth and Equity Index Accounts of CREF incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statements.



/s/ Deloitte & Touche LLP
-------------------------
    DELOITTE & TOUCHE LLP
    New York, New York

April 24, 1998